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                    AMENDMENT NO. 25 TO MANAGEMENT AGREEMENT

     This Amendment No. 25 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November
1, 2006 and January 1, 2007 (the "Agreement"), by and between Met Investors Series Trust (the "Trust") and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 30th day of April, 2007.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolio listed below to the following:

                Portfolio                 Percentage of average daily net assets
----------------------------------------  --------------------------------------
BlackRock Large-Cap Core Portfolio        0.625% of first $250 million of such
                                          assets, 0.60% on the next $250
                                          million, 0.575% on the next $500
                                          million, 0.55% on the next $1 billion
                                          plus 0.50% of such assets over $2
                                          billion

PIMCO Inflation Protected Bond Portfolio  0.50% of the first $1.2 billion of such assets, plus 0.45% of such assets
                                          over $ 1.2 billion

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 30th day of April, 2007.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Jeffrey A. Tupper
                                            ------------------------------------
                                            Name: Jeffrey A. Tupper
                                            Title: Treasurer


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Richard C. Pearson
                                            ------------------------------------
                                            Name: Richard C. Pearson
                                            Title: Vice President